UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2020
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HEALTH CATALYST, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38993	45-3337483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3165 Millrock Drive #400
Salt Lake City, UT 84121
(Address of principal executive offices, including zip code)

(801) 708-6800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	HCAT	The Nasdaq Global Select Market
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02. Results of Operations and Financial Condition.

On November 10, 2020, Health Catalyst, Inc. (the Company) issued a press release relating to its financial results for the quarter ended September 30, 2020. A copy of the press release, which is incorporated by reference herein, is attached hereto as Exhibit 99.1.

The foregoing information (including the exhibit set forth in Item 9.01 hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

•President:
On November 10, 2020, the Company announced that J. Patrick Nelli, the Company’s Chief Financial Officer, will step down as CFO and assume a newly-created role of President of the Company, both effective January 1, 2021.

•Chief Financial Officer:
On November 10, 2020, the Company announced that Bryan Hunt, age 34, the Company’s Senior Vice President of Financial Planning and Analysis, will assume the role of Chief Financial Officer of the Company, effective January 1, 2021. Mr. Hunt has served as the Company’s Senior Vice President of Financial Planning and Analysis since 2019. Mr. Hunt has served in a variety of leadership roles in the Company’s finance function and in its internal analytics function since joining the company in April of 2014. Prior to joining the Company, Mr. Hunt served as an investment banker at Deloitte Corporate Finance, from 2011 to 2014. Mr. Hunt began his career as an investment banker at Moelis & Company. Mr. Hunt brings more than 10 years of experience in finance and operations across various size companies to the CFO position. Mr. Hunt holds a Bachelor’s degree in Accounting from Brigham Young University, where he graduated cum laude. In connection with his appointment, the Company expects to enter into an indemnification agreement with Mr. Hunt and expects Mr. Hunt will participate in its Executive Severance Plan, effective January 1, 2021.

•Chief Accounting Officer:
On November 10, 2020, the Company announced that Jason Alger, age 37, the Company’s Senior Vice President of Finance, will assume the role of Chief Accounting Officer of the Company, effective January 1, 2021. In this role, Mr. Alger will serve as the Company’s principal accounting officer. Mr. Alger has served as the Company’s Senior Vice President of Finance since September 2017, and as Controller since April 2013. Prior to joining the Company, Mr. Alger was at the public accounting firm, Ernst & Young LLP, in its assurance practice from August 2009 to April 2013. Mr. Alger is a certified public accountant and holds a Master of Accountancy degree from Brigham Young University. In connection with his appointment, the Company expects to enter into an indemnification agreement with Mr. Alger and expects Mr. Alger will participate in its Executive Severance Plan, effective January 1, 2021.

•Director Resignation:
On November 9, 2020, the board of directors of the Company accepted Mike Dixon’s resignation from the board, including his resignation from the nominating and corporate governance committee of the board, effective December 31, 2020. Mr. Dixon's resignation is not the result of any disagreement with the Company on any matter relating to the Company's operations, policies, or practices.

Except for the arrangements described in this Current Report on Form 8-K, there are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party and in which Messrs. Nelli, Hunt or Alger have a direct or indirect material interest. There are no family relationships between any of Messrs. Nelli, Hunt or Alger and any of the Company’s directors or executive officers.

A copy of the press release announcing the appointments of Messrs. Nelli, Hunt and Alger is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1*	Health Catalyst, Inc. press release for quarterly financial results, dated November 10, 2020
99.2	Health Catalyst, Inc. press release announcing appointment of officers, dated November 10, 2020

* Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CATALYST, INC.

Date: November 10, 2020	By:	/s/ J. Patrick Nelli
J. Patrick Nelli

Chief Financial Officer